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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

Domestic                                                               Incorporated
--------                                                               ------------

Nashua Belmont Limited(2)                                              Delaware
Nashua International, Inc.(1)                                          Delaware
Nashua Photo European Investments, Inc.(2)                             Delaware
Nashua Photo Inc.(1)                                                   Delaware
Nashua Photo International Investments, Inc.(2)                        Delaware
Nashua P.R., Inc.(1)                                                   Delaware


Foreign                                                                Incorporated
-------                                                                ------------

Nashua FSC Limited (1)                                                 Jamaica
Nashua Photo B.V. (2)(4)                                               Netherlands
Nashua Imaging Supplies (UK) Limited (2)                               England
Nashua Photo S.N.C.(3)(4)                                              France


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(1)  Stock held by Nashua Corporation
(2)  Stock held by Nashua Photo Inc.
(3) Stock held 99.9% by Nashua Photo European Investments, Inc. and .1% by Nashua Photo International Investments, Inc.
(4)  In liquidation.



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NOTE:    Nashua Corporation has certificates representing 15% of Multitek, S.A.
           de C.V. (Mexico).
         Nashua Corporation owns a 37% interest in Cerion Technologies
           Liquidating Trust.
         Nashua Corporation owns a 49% interest in Nashua Imaging International
           s.r.o. (Czech Republic).
         Nashua Corporation owns a 39% interest in Labelnet, S.A. de C.V.
           (Mexico).


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